UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 22, 2013 (August 16, 2013)

 Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 16, 2013, Paladin Realty Income Properties, Inc. (the “Company”) entered into an Amendment to the Agreement and Plan of Merger, dated July 18, 2013, by and among Paladin Realty Income Properties, L.P., whose sole general partner is the Company, Resource Real Estate Opportunity OP, LP (“Resource OP”), the operating partnership of Resource Real Estate Opportunity REIT, Inc., a Maryland corporation, and RRE Charlemagne Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Resource OP, pursuant to which the due diligence period was extended to September 13, 2013.

Item 8.01. Other Events.

On August 22, 2013, the dividend committee of the Company declared cash distributions for the month of September 2013. The declared distributions will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These distributions will be aggregated and paid in cash on October 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: August 22, 2013	By:	/s/ James R. Worms
James R. Worms
President, Chief Executive Officer and Chairman of the Board